Exhibit 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS
AND UPDATES FOURTH QUARTER OUTLOOK
Conference call on Thursday, October 29, 2026, at 8:00 a.m. Central Time.
HOUSTON, Texas, October 28, 2026 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the third quarter of 2026.
Third Quarter Highlights:
–GAAP earnings per share increased 24% to $1.03 from $0.83 in the third quarter of 2025
–Adjusted earnings per share increased 11% to $0.97 from $0.87 in the third quarter of 2025
–Consolidated revenue grew $49.2 million, or 5%, over the third quarter of 2025
–Comparable funeral preneed sales production increased 6% in the current quarter
–Comparable cemetery preneed sales production increased 5% in the current quarter
–Comparable total funeral sales average grew 3% over the third quarter of 2025
–Net cash provided by operating activities increased $44.5 million, or 18%, to $296.8 million in the current quarter compared to $252.3 million in the prior-year quarter
–Adjusted cash provided by operating activities increased $29.0 million, or 11%, to $296.9 million in the current quarter compared to $267.9 million in the prior year
Tom Ryan, the Company's Chairman and CEO, commented on the third quarter performance:
"Today, we reported adjusted earnings per share of $0.97 and adjusted net cash provided by operating activities of $296.9 million, both delivering double-digit growth compared to the prior-year quarter. Our funeral segment delivered solid results, supported by continued growth in average revenue per service and stable funeral service volumes. Our cemetery segment generated 4% growth in comparable revenue, driven by higher recognized preneed property, merchandise and service revenue.
Preneed sales production remained a key contributor to our long-term growth outlook, with comparable funeral preneed sales production increasing 6% and comparable cemetery preneed sales production growing 5%. Additionally, recognized preneed cemetery property revenue grew 1%, while preneed property sales production increased 4%. This dynamic puts near-term pressure on cemetery gross margins but continues to expand our backlog with higher-margin deferred property sales, which will benefit us in future periods.
Despite these positive revenue and sales trends, margins were pressured by higher healthcare costs, higher selling compensation costs and increased advertising and marketing expenditures supporting our preneed sales growth. While we expect these elevated costs to continue into the fourth quarter, as reflected in our earnings outlook, our investments in preneed sales production will drive revenue and earnings growth as sales are recognized in the future. The impact of these higher costs during the quarter was partially offset by higher trust fund income and lower corporate general and administrative expenses, primarily reflecting reduced long-term incentive compensation tied to total shareholder return.
We continue to actively deploy capital across a range of strategic growth opportunities, including acquisitions, cemetery property development, real estate investments, and new funeral home construction. Our consistent cash flow generation allows us to fund these investments to support future growth while continuing to return significant capital to shareholders. Year to date, we have returned $464 million through dividends and share repurchases, reflecting our disciplined approach to creating long-term shareholder value.
Our results reflect the dedication of our more than 25,000 associates who make a difference in the lives of families every day. I am grateful for their unwavering commitment to providing exceptional care and service to the families and communities we serve.”

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Details of our third quarter 2026 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$1,107.3	$1,058.1	$3,307.0	$3,197.7
Operating income	$252.9	$226.4	$728.3	$702.5
Net income attributable to common stockholders	$141.3	$117.5	$401.9	$383.2
Diluted earnings per share	$1.03	$0.83	$2.90	$2.68
Earnings excluding special items (1)	$132.6	$122.7	$392.7	$387.8
Diluted earnings per share excluding special items (1)	$0.97	$0.87	$2.84	$2.71
Diluted weighted average shares outstanding	137.2	141.4	138.5	143.2
Net cash provided by operating activities	$296.8	$252.3	$869.3	$729.9
Net cash provided by operating activities excluding special items (1)	$296.9	$267.9	$870.3	$751.8
(1)    Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.
•Diluted earnings per share was $1.03 in the third quarter of 2026 compared to $0.83 in the third quarter of 2025. The current year quarter was impacted by $11.2 million of net gains on non-strategic asset divestitures and impairment charges compared to $0.4 million of net losses in the prior year. The prior year also included a $0.4 million restructuring charge. Diluted earnings per share, excluding special items, was $0.97 in the third quarter of 2026 compared to $0.87 in the third quarter of 2025. Higher operating income and lower share count resulted in 11% growth over the prior-year quarter.
•Net cash provided by operating activities increased $44.5 million, or 18%, to $296.8 million in the third quarter of 2026. Adjusted cash provided by operating activities increased $29.0 million, or 11%, to $296.9 million in the current quarter compared to $267.9 million in the prior year. The increase in the quarter is supported by higher operating income and working capital sources, partially offset by higher cash taxes.

UPDATED FOURTH QUARTER 2026 EARNINGS OUTLOOK; CASH FLOW CONFIRMED
We expect fourth quarter 2026 adjusted earnings per share of $1.10 to $1.20. Full year adjusted earnings per share are now expected to be $3.94 to $4.04. While we expect year-over-year revenue growth, this outlook reflects lower funeral volumes than we originally anticipated, coupled with the continued impact of higher healthcare costs, as well as higher selling compensation and advertising and marketing expenditures supporting our growth in preneed sales production. While these selling costs are impacting near-term earnings, these investments in preneed sales will contribute to future revenue and earnings growth as the related sales are recognized.

We are maintaining our full-year adjusted operating cash flow guidance, with a midpoint of $1,085 million, as well as our maintenance capital expenditure outlook of $335 million, resulting in expected adjusted free cash flow of approximately $750 million.

(Dollars in millions, except per share amounts)	Updated Fourth Quarter Outlook
Diluted earnings per share excluding special items (1)	$1.10 - $1.20
Confirmed Full Year 2026 Cash Flow Outlook
Net cash provided by operating activities excluding special items and cash taxes (1)	$1,175 - $1,235
Cash taxes expected in 2026 (at midpoint of diluted earnings per share excluding special items guidance)	$120
Net cash provided by operating activities excluding special items (1)	$1,055 - $1,115
Midpoint of net cash provided by operating activities excluding special items (1)	$1,085
Capital improvements at existing field locations	$140
Development of cemetery property	$170
Digital investments and corporate	$25
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$335
(1)Diluted earnings per share excluding special items, net cash provided by operating activities excluding special items and cash taxes, and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per

2 Service Corporation International

share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2026 excludes the following because this information is not currently available for 2026: Expenses net of insurance recoveries related to hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, October 29, 2026, at 8:00 a.m. Central Time. A question and answer session will follow prepared remarks made by management. The conference call dial-in numbers are (888) 317-6003 (US) or (412) 317-6061 (International) with the passcode of 8055657. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through November 5, 2026 and can be accessed at (855) 669-9658 (US) or (412) 317-0088 (International) with the passcode of 6500598. Additionally, a replay of the conference call will be available on our website for approximately three months.
ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving approximately 700,000 combined preneed and atneed families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At September 30, 2026, we owned and operated 1,491 funeral service locations and 506 cemeteries (of which 317 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Trey Bocage - Assistant Vice President - Treasury and Investor Relations	(713) 525-3454
	Andrea Low - Director - Federal Tax and Investor Relations	(713) 525-2811
Media:	Jay Andrew - Assistant Vice President - Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe”, “estimate”, “project”, “expect”, “anticipate”, or “predict” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. These factors are discussed below. Except as required by applicable law, we assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events, or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to protect personal information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and an increase in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain, such as tariffs, could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2025 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com.

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SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE THIRD QUARTER OF 2026
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenue	$1,107,262	$1,058,096	$3,307,004	$3,197,707
Cost of revenue	(834,989)	(792,553)	(2,474,779)	(2,369,309)
Gross profit	272,273	265,543	832,225	828,398
Corporate general and administrative expenses	(30,593)	(38,332)	(116,279)	(132,499)
Restructuring charge	—	(405)	—	(1,980)
Gains (losses) on divestitures and impairment charges, net	11,210	(415)	12,346	8,618
Operating income	252,890	226,391	728,292	702,537
Interest expense	(64,993)	(65,683)	(193,710)	(191,237)
Other income, net	902	153	2,243	7,219
Income before income taxes	188,799	160,861	536,825	518,519
Provision for income taxes	(47,478)	(43,339)	(134,754)	(135,146)
Net income	141,321	117,522	402,071	383,373
Net income attributable to noncontrolling interests	(45)	(49)	(162)	(155)
Net income attributable to common stockholders	$141,276	$117,473	$401,909	$383,218
Basic earnings per share:
Net income attributable to common stockholders	$1.04	$0.84	$2.92	$2.70
Basic weighted average number of shares	136,439	140,318	137,652	142,097
Diluted earnings per share:
Net income attributable to common stockholders	$1.03	$0.83	$2.90	$2.68
Diluted weighted average number of shares	137,226	141,424	138,484	143,227

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	September 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$172,653	$243,581
Receivables, net of reserves of $3,270 and $3,944, respectively	103,103	100,415
Inventories	37,921	35,246
Other	47,144	32,551
Total current assets	360,821	411,793
Preneed receivables, net of reserves of $34,768 and $34,680, respectively, and trust investments	7,585,365	7,360,793
Cemetery property	2,278,344	2,201,967
Property and equipment, net	2,875,899	2,751,761
Goodwill	2,188,137	2,169,055
Deferred charges and other assets, net of reserves of $2,975 and $2,460, respectively	1,339,115	1,360,530
Cemetery perpetual care trust investments	2,465,566	2,398,613
Total assets	$19,093,247	$18,654,512

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$708,721	$685,156
Current maturities of long-term debt	195,060	56,847
Income taxes payable	261	3,701
Total current liabilities	904,042	745,704
Long-term debt	4,977,888	5,082,970
Deferred revenue, net	1,820,555	1,779,266
Deferred tax liability	718,681	691,033
Other liabilities	590,529	550,793
Deferred compensation plan share awards	7,186	—
Deferred receipts held in trust	6,050,706	5,784,398
Care trusts’ corpus	2,448,379	2,381,507
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 142,534,193 and 141,957,004 shares issued, respectively, and 136,051,688 and 139,678,199 shares outstanding, respectively	136,052	139,678
Capital in excess of par value	990,639	987,210
Retained earnings	451,446	498,958
Accumulated other comprehensive income	(3,331)	12,425
Total common stockholders’ equity	1,574,806	1,638,271
Noncontrolling interests	475	570
Total equity	1,575,281	1,638,841
Total liabilities and equity	$19,093,247	$18,654,512

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Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Nine months ended September 30,
	2026	2025

Cash flows from operating activities:
Net income	$402,071	$383,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172,429	163,462
Amortization of intangibles	10,465	12,353
Amortization of cemetery property	74,592	73,785
Amortization of loan costs	6,743	6,605
Provision for expected credit losses	7,254	7,394
Provision for deferred income taxes	28,492	32,310
Gains on divestitures and impairment charges, net	(12,346)	(8,618)
Share-based compensation	14,786	13,624
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	8,495	(2,487)
Decrease (increase) in other assets	54,640	(18,115)
Increase in payables and other liabilities	35,175	26,006
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(4,902)	(34,056)
Increase in deferred revenue, net	23,046	29,994
Increase in deferred receipts held in trust	48,348	44,230
Net cash provided by operating activities	869,288	729,860
Cash flows from investing activities:
Capital expenditures	(275,047)	(262,818)
Business acquisitions, net of cash acquired	(73,262)	(65,098)
Real estate acquisitions	(16,506)	(6,610)
Corporate headquarters	(72,419)	(44,942)
Proceeds from divestitures and sales of property and equipment	18,648	28,267
Payments for Company-owned life insurance policies	(10,818)	(216)
Proceeds from Company-owned life insurance policies and other	—	11,433
Tax credit equity investments	(40,737)	(1,435)
Net cash used in investing activities	(470,141)	(341,419)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	530,000	655,011
Scheduled payments of debt	(20,622)	(19,117)
Early payments of debt	(550,000)	(490,000)
Proceeds from corporate headquarters debt facility	56,086	33,533
Principal payments on finance leases	(30,122)	(28,590)
Proceeds from exercise of stock options	23,424	20,904
Purchase of Company common stock	(318,942)	(402,093)
Payments of dividends	(145,421)	(135,977)
Bank overdrafts and other	(11,533)	(2,548)
Net cash used in financing activities	(467,130)	(368,877)
Effect of foreign currency	(4,043)	3,522
Net (decrease) increase in cash, cash equivalents, and restricted cash	(72,026)	23,086
Cash, cash equivalents, and restricted cash at beginning of period	246,468	221,399
Cash, cash equivalents, and restricted cash at end of period	$174,442	$244,485

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Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Consolidated funeral:
Atneed revenue	$293.3	$285.0	$912.2	$910.2
Matured preneed revenue	195.3	183.3	597.2	572.7
Core revenue	488.6	468.3	1,509.4	1,482.9
Non-funeral home revenue	28.4	26.2	84.8	79.5
Non-funeral home preneed sales revenue	20.9	22.5	64.4	71.2
Core general agency and other revenue	64.7	57.1	179.4	171.3
Total revenue	$602.6	$574.1	$1,838.0	$1,804.9

Gross profit	$104.9	$99.6	$349.2	$369.6
Gross profit percentage	17.4%	17.3%	19.0%	20.5%

Funeral services performed	86,278	84,636	267,311	269,504
Average revenue per service	$5,992	$5,843	$5,964	$5,797

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Consolidated cemetery:
Atneed property revenue	$35.8	$35.9	$109.8	$110.1
Atneed merchandise and service revenue	70.6	71.6	216.5	220.7
Total atneed revenue	106.4	107.5	326.3	330.8
Recognized preneed property revenue	231.8	228.6	666.8	637.7
Recognized preneed merchandise and service revenue	120.9	109.9	343.5	314.3
Total recognized preneed revenue	352.7	338.5	1,010.3	952.0
Core revenue	459.1	446.0	1,336.6	1,282.8
Other cemetery revenue	45.5	38.0	132.4	110.0
Total revenue	$504.6	$484.0	$1,469.0	$1,392.8

Gross profit	$167.4	$165.9	$483.0	$458.8
Gross profit percentage	33.2%	34.3%	32.9%	32.9%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended September 30, 2026 and 2025. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2025 and ending September 30, 2026.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended September 30,
	2026	2025	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$283.0	$282.3	$0.7	0.2%
Matured preneed revenue (2)	192.5	182.6	9.9	5.4%
Core revenue (3)	475.5	464.9	10.6	2.3%
Non-funeral home revenue (4)	28.2	25.5	2.7	10.6%
Non-funeral home preneed sales revenue (5)	20.7	22.4	(1.7)	(7.6)%
Core general agency and other revenue (6)	63.8	56.7	7.1	12.5%
Total comparable revenue	$588.2	$569.5	$18.7	3.3%

Comparable gross profit	$103.8	$100.2	$3.6	3.6%
Comparable gross profit percentage	17.6%	17.6%	—%

Comparable funeral services performed:
Atneed	43,387	43,980	(593)	(1.3)%
Matured preneed	26,184	25,921	263	1.0%
Total core	69,571	69,901	(330)	(0.5)%
Non-funeral home	14,067	13,785	282	2.0%
Total comparable funeral services performed	83,638	83,686	(48)	(0.1)%
Core cremation rate	58.2%	57.6%	0.6%
Total comparable cremation rate (7)	65.0%	64.4%	0.6%

Comparable funeral average revenue per service:
Atneed	$6,523	$6,419	$104	1.6%
Matured preneed	7,352	7,044	308	4.4%
Total core	6,835	6,651	184	2.8%
Non-funeral home	2,005	1,850	155	8.4%
Total comparable average revenue per service	$6,022	$5,860	$162	2.8%

Comparable funeral preneed sales production:
Total preneed sales	$323.5	$304.9	$18.6	6.1%
Core contracts sold	39,033	36,940	2,093	5.7%
Non-funeral home contracts sold	19,450	18,345	1,105	6.0%
Core average revenue per contract sold	6,711	6,710	1	—%
Non-funeral home average revenue per contract sold	$3,164	$3,111	$53	1.7%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income and other insurance benefits.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

9 Service Corporation International

•Total comparable funeral revenue increased $18.7 million. Core funeral revenue increased $10.6 million, or 2.3%, primarily due to a 2.8% increase in core average revenue per service partially offset by a 0.5% decrease in core funeral services performed. The core cremation rate increased 60 basis points to 58.2%.
•Non-funeral home revenue increased $2.7 million, or 10.6%, due to an 8.4% increase in non-funeral home average revenue per service driven by higher matured preneed revenue from the backlog, combined with a 2.0% increase in non-funeral home services performed.
•Non-funeral home preneed sales revenue decreased $1.7 million, primarily due to a reduction in general agency revenue. While non-funeral home insurance sales production increased 9.3%, a lower general agency commission rate impacted revenue quarter over quarter.
•Core general agency and other revenue increased $7.1 million. Core general agency revenue benefited from higher insurance sales production partially offset by a slightly lower general agency commission rate quarter over quarter. The current commission rate is generally stable and is trending in line with expectations.
•Comparable funeral gross profit increased $3.6 million to $103.8 million, and the gross profit percentage was 17.6% in both periods. Comparable funeral revenue increased $18.7 million which was partially offset by higher selling compensation and higher advertising and marketing expenditures supporting preneed sales production. In addition, we experienced an increase in health insurance expense.
•Comparable funeral preneed sales production increased $18.6 million, or 6.1%, in the third quarter of 2026 compared to 2025, driven by strong increases in core and non-funeral home preneed sales production.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended September 30, 2026 and 2025. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2025 and ending September 30, 2026.

(Dollars in millions)	Three months ended September 30,
	2026	2025	Var	%
Comparable cemetery revenue:
Atneed property revenue	$35.6	$35.9	$(0.3)	(0.8)%
Atneed merchandise and service revenue	70.2	71.6	(1.4)	(2.0)%
Total atneed revenue (1)	105.8	107.5	(1.7)	(1.6)%
Recognized preneed property revenue	231.4	228.6	2.8	1.2%
Recognized preneed merchandise and service revenue	120.7	109.9	10.8	9.8%
Total recognized preneed revenue (2)	352.1	338.5	13.6	4.0%
Core revenue (3)	457.9	446.0	11.9	2.7%
Other revenue (4)	45.5	38.0	7.5	19.7%
Total comparable revenue	$503.4	$484.0	$19.4	4.0%

Comparable gross profit	$167.1	$166.0	$1.1	0.7%
Comparable gross profit percentage	33.2%	34.3%	(1.1)%

Comparable cemetery preneed and atneed sales production:
Property	$264.8	$256.1	$8.7	3.4%
Merchandise and services	212.1	205.4	6.7	3.3%
Discounts and other	(2.9)	(4.4)	1.5	34.1%
Preneed and atneed sales production	$474.0	$457.1	$16.9	3.7%

Preneed sales production	$369.2	$352.2	$17.0	4.8%
Recognition rate (5)	96.6%	97.6%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

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•Total comparable cemetery revenue increased $19.4 million, or 4.0%, in the third quarter of 2026 compared to the third quarter of 2025. The increase was due to higher core revenue of $11.9 million and higher other revenue of $7.5 million.
•Core revenue increased $11.9 million, primarily driven by a $13.6 million, or 4.0%, increase in total recognized preneed revenue from higher property and merchandise and service revenue. This includes the benefit of increased trust fund income. Additionally, recognized preneed cemetery property revenue grew 1.2%, while preneed property sales production increased 4.2%. This dynamic puts near-term pressure on cemetery gross margins but builds the backlog of revenue to be recognized in future periods.
•Other revenue was $7.5 million higher, or 19.7%, compared to the prior-year quarter primarily due to an increase in endowment care trust fund income based on market performance and higher total return distributions.
•Comparable cemetery gross profit increased $1.1 million to $167.1 million. The gross profit percentage decreased from 34.3% to 33.2%. Comparable cemetery revenue increased $19.4 million, which was largely offset by higher selling compensation and higher advertising and marketing expenditures supporting preneed sales production. Changes to our sales compensation structure, which increased guaranteed hourly wages, resulted in a higher selling compensation rate. In addition, this resulted in more selling costs being recognized in the current period rather than deferred, which will reduce selling compensation expense recognized in subsequent periods. We also experienced an increase in health insurance expense. While these elevated costs are pressuring cemetery gross margins, the growth in preneed sales production continues to strengthen our backlog with quality deferred property, merchandise and service revenue, which will benefit future periods.
•Comparable preneed cemetery sales production increased $17.0 million, or 4.8%, and was supported by a combination of increases in the number of contracts sold, higher sales averages, and a $3.7 million increase in large sales.
Other Financial Results
•Corporate general and administrative expenses were $30.6 million in the third quarter of 2026, compared to $38.3 million in the prior year. The decrease was driven primarily by lower long-term incentive compensation expense tied to total shareholder return and a favorable legal settlement.
•Interest expense was $65.0 million in the third quarter of 2026 compared to $65.7 million in the prior year, resulting in a $0.7 million decrease due to lower rates on floating rate debt more than offsetting higher balances.
•Gains (losses) on divestitures and impairment charges, net increased to $11.2 million in the third quarter of 2026 due to non-strategic asset divestitures of excess land compared to a $0.4 million net pre-tax loss in the third quarter of 2025.
•The GAAP effective income tax rate for the third quarter of 2026 was 25.1%, down from 26.9% in the prior-year quarter. On an adjusted basis, the effective tax rate was 25.3%, up from 24.1% in the prior-year quarter. The higher GAAP effective tax rate in the prior period was primarily due to a change in estimate recorded in the prior year related to the finalization of the 2024 tax return. The higher adjusted effective tax rate in the current year is primarily due to lower non-taxable gains in the cash surrender value of certain life insurance policies from lower returns in the financial markets year over year.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$296.8	$252.3	$869.3	$729.9
Legal settlement payments	0.1	—	0.4	0.4
Restructuring charge payments	—	15.6	0.6	21.5
Net cash provided by operating activities excluding special items	$296.9	$267.9	$870.3	$751.8
Cash taxes included in net cash provided by operating activities excluding special items	$30.9	$15.1	$65.3	$114.3
Net cash provided by operating activities, excluding special items, grew $29.0 million to $296.9 million in the third quarter of 2026 compared to $267.9 million in the third quarter of 2025. The increase was supported by higher operating income of $26.5 million, which included an $11.6 million favorable change in gains (losses) on non-strategic asset divestitures and impairment charges. The remaining $14.9 million increase was attributable to other components of operating income supporting cash provided by operating activities. Additionally, working capital provided a $29.9 million benefit, primarily related to the timing of an additional payroll cycle in the prior year period. These benefits were both partially offset by $15.8 million of higher cash taxes.

11 Service Corporation International

A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Capital improvements at existing field locations	$30.8	$34.9	$80.5	$84.6
Development of cemetery property	42.3	45.0	127.6	121.1
Digital investments and corporate	6.4	6.1	18.0	16.0
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$79.5	$86.0	$226.1	$221.7
Growth capital expenditures/construction of new funeral service locations	20.0	15.6	48.9	41.1
Total capital expenditures	$99.5	$101.6	$275.0	$262.8
Total capital expenditures decreased $2.1 million in the current quarter, primarily due to the timing of maintenance capital expenditures and growth capital expenditures compared to the prior-year quarter.
Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of September 30, 2026 is set forth below:

	Three Months	Nine Months
Preneed funeral	(0.7)%	6.4%
Preneed cemetery	(0.5)%	6.6%
Cemetery perpetual care	(1.1)%	5.6%
Combined trust funds	(0.7)%	6.2%
Non-GAAP Financial Measures
Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations by adjusting for the items listed below. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. See “Cash Flow and Capital Spending” in this press release for a reconciliation of net cash provided by operating activities to net cash provided by operating activities excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended September 30,
	2026		2025
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$141.3	$1.03	$117.5	$0.83
Pre-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(11.2)	(0.08)	0.4	—
Restructuring charge	—	—	0.4	—
Tax reconciling items:
Tax effect from significant items	2.7	0.02	(0.1)	0.01
Change in non-recurring tax items	(0.2)	—	4.5	0.03
Earnings excluding special items and diluted earnings per share excluding special items	$132.6	$0.97	$122.7	$0.87

Diluted weighted average shares outstanding		137.2		141.4

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(Dollars in millions, except diluted EPS)	Nine months ended September 30,
	2026		2025
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$401.9	$2.90	$383.2	$2.68
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(12.3)	(0.09)	(8.6)	(0.06)
Legal settlement	—	—	6.4	0.04
Restructuring charge	—	—	2.0	0.01
Tax reconciling items:
Tax effect from significant items	3.0	0.03	0.3	0.01
Change in non-recurring tax items	0.1	—	4.5	0.03
Earnings excluding special items and diluted earnings per share excluding special items	$392.7	$2.84	$387.8	$2.71

Diluted weighted average shares outstanding		138.5		143.2

13 Service Corporation International